                                                                    EXHIBIT 3.31

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                            T.B. WOOD'S SONS COMPANY

          1. Name. The name of the Corporation is T.B. WOOD'S SONS COMPANY.

          2. Location. The location and post office address of the registered office of the Corporation in this Commonwealth is 440 North Fifty Avenue, Chambersburg, Pennsylvania 17201.

          3. Purpose. The Corporation is incorporated under the Business Corporation Law of the Commonwealth of Pennsylvania and shall have unlimited power to engage in and to do any lawful act concerning any or all lawful business for which corporations may be incorporated under such Business Corporation Law, including but not limited to manufacturing, processing and research and development.

          4. Terms of Existence. The term for which the Corporation is to exist is perpetual.

          5. Capital Stock. The aggregate number of shares of capital stock which the Corporation shall have authority to issue is 2,500,000 shares of Common Stock, par value $.10 per share.

               ARTICLES OF AMENDMENT-DOMESTIC BUSINESS CORPORATION

                              DSCB:15-1915 (Rev 90)

In compliance with the requirements of 15 Pa.C.S. Section 1815 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:

1. The name of the corporation is: T. B. Wood's Sons Company

2. The (a) address of this corporation's current registered office in this Commonwealth or (b) name of its commercial registrar's office provider and the county of venue is (the Department is hereby authorized to correct the following information to connect to the records of the Department:

(a) 440 North Fifth Avenue, Chambersburg, PA 17201 Franklin (County)

(b) c/o: _______________________________________________________________________

For corporation represented by a commercial registered office provide, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3. The statute by or under which it was incorporated is: Pennsylvania Business Corporation Law

4. The date of its incorporation is: January 4, 1906

5. (Check, and if appropriate complete, one of the following):

[X] The amendment shall be effective upon filing these Articles of Amendment in the Department of State.

[ ]  The amendment shall be effective on _______ at ____

6. (Check one of the following):

[ ] The amendment was adopted by the shareholders (or members) pursuant to 15 Pa.C.S Section 1914(a) and (b).

[X]  The amendment was adopted by the board of directors pursuant to 15 Pa.C.S.
     Section 1914(c).

7. (Check, and if appropriate complete, one of the following):

[X]  The amendment adopted by the corporation, set forth in full, is a follows:
     The corporation's name shall be changed from T. B. Wood's Sons Company to TB Wood's Incorporated.

[ ] The amendment adopted by the corporation is set forth in full in Exhibit A attached hereto and made a part hereto.

8. (Check if amendment restated the Articles):

[ ] The restated Articles of Incorporation supersede the original Articles and all amendments thereto.

IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 12 day of June 1995.

                                        T. B. Wood's Sons Company

                                        ----------------------------------------
                                        (Name of Corporation)


                                        By: /s/ Jenny Hitarba
                                            ------------------------------------
                                            (Signature)

                                        TITLE: V.P. Finance
                                               ---------------------------------


                                        3